                                                                    Exhibit 10.1

                                                               EXECUTION VERSION

                            NORTHWEST BIOTHERAPEUTICS

                 AMENDED AND RESTATED RECAPITALIZATION AGREEMENT

      This AMENDED AND RESTATED RECAPITALIZATION AGREEMENT (this "AGREEMENT") is made by and between NORTHWEST BIOTHERAPEUTICS, INC., and its affiliates, if any (collectively, the "COMPANY"), a Delaware corporation with offices at 22322 20th Ave SE, Suite 150, Bothell, Washington, 98021, and TOUCAN CAPITAL FUND II, L.P., and its designees (collectively, the "INVESTOR"), a Delaware limited partnership with offices at 7600 Wisconsin Avenue, Bethesda, MD 20814, effective as of July 30, 2004 (the "RESTATEMENT DATE").

      WHEREAS, the Company is in the business of developing cancer therapeutics, the Company's products are still in clinical and pre-clinical development, the Company does not yet have any revenue-generating products, and the Company needs substantial amounts of additional funding to resume development of its potential products;

      WHEREAS, the Company has sought to raise equity financing for nearly two years, with assistance from two investment banks, but to date has not succeeded in obtaining any binding commitment for, or closing on, any such funding;

      WHEREAS, the Company has taken all reasonable steps to reduce its expenditures during this period, including terminating clinical trials, reducing staff, ceasing GMP manufacturing, exiting from its GMP facility, moving the Company to smaller and less expensive offices and lab space, and other such steps;

      WHEREAS, the Company has also taken all reasonable actions during this period to try to raise funds through any means other than equity financing, including selling off certain future royalty rights, selling certain non-essential equipment, obtaining bridge funding from management, and other such steps;

      WHEREAS, the Company also needs substantial funds in order to fulfill regulatory requirements for FDA approval to re-start its prostate cancer clinical trial, to persuade trial sites and other necessary parties to participate in a re-start of the prostate trial, and to resume any clinical and/or pre-clinical development of other products beyond the prostate cancer vaccine;

      WHEREAS, in January 2004, the Company was within one week of having to cease operations and commence liquidation, the Company had no investors ready to close on any funding, and no investors who had made material progress into due diligence. Although the Company was still vigorously pursuing all other funding possibilities, there were no alternative sources of funding available to the Company, either, at that time or soon enough for the Company to avoid ceasing operations and commencing liquidation;

      WHEREAS, Investor was interested in commencing due diligence on the Company, to determine whether an investment in the Company would be viable. However, as of that time, the necessary due diligence materials had not been pulled together into organized, comprehensive binders or investor packages that could be readily reviewed by prospective investors. It was

                                       1.
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                                                               EXECUTION VERSION

necessary for Investor to work jointly with the Company to assemble these necessary materials, and develop the necessary analyses, to enable a due diligence assessment to be made;

      WHEREAS, since the Company did not have any operating funds to enable it to continue operating during a due diligence process, such a process was only feasible if Investor provided operating funds for the Company for this period;

      WHEREAS, Investor provided such operating funds to the Company in two bridge notes of $50,000 each, covering the period from late January through the date of this Agreement. Such bridge (debt) financing was extremely high risk;

      WHEREAS, the Company's situation and prospects were highly complex, and a large volume of information was required to be gathered and analyzed to make a due diligence assessment. For Investor, it took a team of two partners, four associates, and numerous outside advisors (e.g., legal, regulatory, IP) a period of two months to pull together and evaluate most of the necessary information;

      WHEREAS, the due diligence to date has made clear that, in order for recapitalization and restart of the Company to be viable, a number of critical steps must occur first, for both of the Company's two lead programs and overall;

      WHEREAS, a further (third) bridge period is necessary in order to try to accomplish as many as possible of the key steps that must occur before a recapitalization and restart may be viable, and this bridge period may take up to one hundred eighty (180) days and the Company believes that an additional bridge and recapitalization will create more value for its stockholders and creditors than could be achieved through a liquidation of the Company at this time;

      WHEREAS, at this time there can be no assurance as to whether the key steps required to make recapitalization and restart of the Company viable can be achieved, nor what amount of time and expense will be required to achieve them if they are achievable, nor whether prospective co-investors will then be willing to close on sufficient funding to enable the Company to continue in business;

      WHEREAS, the Company does not have adequate funds for operations, nor for additional expenses related to corporate governance, regulatory filings, or preparations for recapitalization and restart of the Company, during this further bridge period, and the Company has requested that Investor provide such bridge funding;

      WHEREAS, the amount of funds the Company will need in order to continue operations during the additional bridge period of up to one hundred eighty (180) days will be much larger than the Company has needed for the two bridge periods to date, and will be as much as $500,000 for the first thirty (30) days alone;

      WHEREAS, Investor has already undertaken extensive risk and work during the first two bridge periods, Investor will undertake substantially greater risk with substantially more capital and perform further work during the further (third) bridge period contemplated under this Agreement, and Investor is willing to provide the necessary funds for operations and certain other expenses of the Company during a further bridge period, but only as part of a

                                       2.
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                                                               EXECUTION VERSION

comprehensive recapitalization agreement, with binding agreement between the parties, prior to such further bridge funding, as to all material terms of the comprehensive recapitalization, as set forth herein, all parts of which constitute essential terms and conditions;

      WHEREAS, Investor, the Company and its Board of Directors have undertaken extensive discussions and negotiations over a number of weeks about the terms, conditions and structure of an overall recapitalization of the Company, and have explored numerous approaches to fit the circumstances and meet the needs of both the Company and Investor;

      WHEREAS, on April 26, 2004 the parties hereto entered into that certain Recapitalization Agreement (the "PRIOR AGREEMENT"), effective as of April 26, 2004 (the "EFFECTIVE DATE"), by and between the Company and Investor, whereby among other things Investor loaned $500,000 to the Company (in addition to the issuance of additional convertible promissory notes to Investor in the aggregate principal amount of $100,000 in return for the cancellation of notes held by Investor having the same principal amounts);

      WHEREAS, on June 11, 2004 Investor loaned an additional $500,000 to the Company pursuant to the terms of the Prior Agreement;

      WHEREAS, Investor desires to make a further loan to the Company in the amount of $2,000,000, and the Company desires to receive such further loan from Investor pursuant to this Agreement, and to amend the Prior Agreement in such other respects as set forth herein;

      WHEREAS, Section 4.13(f) of the Prior Agreement provides that the Prior Agreement may be amended pursuant to a written agreement signed by Investor and the Company; and

      WHEREAS, the parties hereto wish to amend and restate in its entirety the Prior Agreement as set forth herein.

      NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

SECTION 1: RECAPITALIZATION PLAN

      1.1 Recapitalization Plan: The Company is being recapitalized in two stages (the "RECAPITALIZATION PLAN"), consisting of (i) a bridge period (the "BRIDGE PERIOD") which began on February 1, 2004 and shall end one hundred eighty (180) days after the Effective Date, unless earlier terminated or further extended as provided in Section 2.6 of this Agreement, and (ii) an anticipated equity financing of the Company, through the issuance of Convertible Preferred Stock (as defined in the Convertible Preferred Stock Term Sheet attached hereto as Exhibit B) in accordance with this Agreement (the "ANTICIPATED EQUITY FINANCING"). Investor shall serve as the lead in the Bridge Funding and Bridge Period Activities, as defined herein. Investor has also elected to serve as the lead investor in the Anticipated Equity Financing as provided herein.

      1.2 Recapitalization Documents and Agreements: The terms and conditions of the Recapitalization Plan are set forth in this Agreement, and shall be further set forth in the following other documents and agreements (collectively, the "RELATED RECAPITALIZATION DOCUMENTS"): (a) (i) the three Loan Agreement, Security Agreement and 10% Convertible,

                                       3.
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                                                               EXECUTION VERSION

Secured Promissory Notes dated April 26, 2004 attached hereto as Exhibits A-1, A-2 and A-3, (ii) the Loan Agreement, Security Agreement and 10% Convertible, Secured Promissory Note dated June 11, 2004 attached hereto as Exhibit A-4 and
(iii) the Loan Agreement, Security Agreement and 10% Convertible, Secured Promissory Note dated July 30, 2004 attached hereto as Exhibit A-5 (each a "NOTE," and collectively, the "Notes"), (b) the binding Convertible Preferred Stock Term Sheet, attached hereto as Exhibit B, (c) warrants in the form attached hereto as Exhibit C and Exhibit C-1 (each an "INITIAL BRIDGE WARRANT" and collectively, the "INITIAL BRIDGE WARRANTS"); (d) a Preferred Stock Warrant in the form attached hereto as Exhibit D, (e) a Convertible Stock Purchase Agreement, Investor Rights Agreement, Certificate of Designation (or Amended and Restated Certificate of Incorporation, as appropriate), and Voting Agreement, all of which shall be drafted, executed and filed, as necessary, in accordance with this Agreement and the binding Convertible Stock Term Sheet attached hereto as Exhibit B, as promptly as practicable after the Effective Date, (f) a Subsequent Bridge Warrant (as defined below) in the form attached hereto as Exhibit J (and collectively with the Initial Bridge Warrants, the "BRIDGE WARRANTS"), and (g) such other documents and agreements as may be necessary or desirable, in Investor's sole discretion, to effectuate the transactions contemplated in this Agreement and designated by Investor as a "Related Recapitalization Document." All such Related Recapitalization Documents are and shall be incorporated into this Agreement by reference.

      1.3 Integrated Plan; All Terms and Conditions Essential: The Recapitalization Plan comprises a single integrated plan. All terms and conditions set forth in this Agreement and the Related Recapitalization Documents are an essential part of the transaction. The Company acknowledges and agrees that Investor is only willing to undertake the Recapitalization Plan and this Agreement, and the consideration to Investor for undertaking the Recapitalization Plan and this Agreement is only adequate, if the entire Recapitalization Plan and this Agreement are implemented on an integrated basis, including all terms and conditions thereof. The Company also acknowledges and agrees that, in view of the resources needed to restart its business and to maintain and build that business on a sustainable basis, it is in the best interests of the Company for the entire Recapitalization Plan to be implemented on an integrated basis. Notwithstanding anything in this Section 1.3 or anything in the remainder of this Agreement or any Related Recapitalization Document to the contrary, any Note, Bridge Warrant, Preferred Stock Warrant or other equity or debt security issued hereunder or under the terms of any Related Recapitalization Document shall continue to be outstanding regardless of whether the Recapitalization Plan is ever fully implemented, and the failure of the Company to fully implement the Recapitalization Plan shall not in any way limit any rights of the Investor under the terms of this Agreement, any Related Capitalization Document or any such security.

      1.4 Notwithstanding anything in Section 1.3 or the remainder of this Agreement or any Related Recapitalization Document to the contrary, and for the purposes of clarity, other than the Initial Bridge Funding and the Subsequent Bridge Funding (each as defined below), Investor shall not be obligated to provide any financing to the Company on the terms described herein or therein, or on any other terms, and each decision, if any, by Investor to provide any such additional financing shall be at Investor's sole discretion and shall not be deemed to create any obligation on the part of Investor to provide any future financing to the Company.

SECTION 2: BRIDGE PERIOD AND FUNDING

                                       4.

                                                               EXECUTION VERSION

      2.1 Activities During Bridge Period: During the Bridge Period, the parties shall cooperate and use best efforts to complete certain material actions (collectively, the "BRIDGE PERIOD ACTIVITIES") necessary or desirable for the recapitalization of the Company, restart of the Company's development programs, and the Anticipated Equity Financing. Investor shall lead these Bridge Period Activities, after consultation with the Company. Such Bridge Period Activities shall include, without limitation:

            (a) Negotiation and execution of contract manufacturing arrangements for GMP sourcing and handling of dendritic cells.

            (b) Analysis of the intellectual property of the Company.

            (c) Identification and pursuit of additional antigens to establish a product pipeline for the Company, through negotiation and execution of binding letter(s) of intent or agreement(s) for one or more licensing and/or M&A transactions.

            (d) Evaluation of the antigen for the Company's prostate cancer clinical trial and related production and regulatory issues.

            (e) Clarification and analysis of licensing terms and costs for license of IL-4, in case it is not feasible or not desirable (e.g., because regulatory requirements are too lengthy and/or costly) to change the dendritic cell production method to use the Tangential Flow Filtration ("TFF") devices in the prostate cancer clinical trial re-start.

            (f) Preparation of an updated business plan, budgets, regulatory plan (including plans for pre-IND animal and in vitro studies for FDA re-approval of the prostate cancer clinical trial), Gantt charts, manufacturing plans, intellectual property analyses, and the like.

            (g) Preparation of an investor package and due diligence binders, to facilitate review and due diligence by prospective equity investors.

            (h) Evaluation of potential structures for the Anticipated Equity Financing and preparations for implementation of the transaction selected, including, without limitation, Investor consent and regulatory filings.

            (i) Analysis and determination, satisfactory to Investor, of what reverse stock split should be undertaken by the Company (including terms, conditions and timing), and preparations for implementation of the transaction decided upon, including, without limitation, Investor consent and regulatory filings.

            (j) Planning for syndication of the Anticipated Equity Financing, and determination of the amounts and timing of such financing.

      2.2 Form, Seniority and Security of Bridge Funding:

            (a) Funding provided by Investor for the Bridge Period shall be provided in the form of senior secured convertible debt (the "BRIDGE FUNDING") in one or more tranches, in

                                       5.

                                                               EXECUTION VERSION

Investor's sole discretion. The Bridge Funding shall be evidenced by execution of the Notes in the forms attached hereto as Exhibits A-1 through A-5.

            (b) As more fully provided in the forms of Note evidencing each tranche of Bridge Funding, and except as otherwise expressly provided in the Notes or herein, the Bridge Funding: (i) shall be senior in all respects to all other indebtedness or obligations of the Company of any kind, direct or indirect, contingent or otherwise, other than obligations of the Company owed directly to the state or federal government, obligations to those creditors listed on Schedule 2.2 hereto (and only to the amounts set forth on such schedule), and other than any other obligations of the Company to Investor; and
(ii) shall not be made subordinate or subject in right of payment to the prior payment of any other indebtedness or obligation of any kind, direct or indirect, contingent or otherwise, other than obligations of the Company owed directly to the state or federal government, obligations to those creditors listed on
Schedule 2.2 hereto (and only to the amounts set forth on such schedule), and other than any other obligations of the Company to Investor.

            (c) As more fully provided in the forms of Note evidencing the Bridge Funding and except as otherwise expressly set forth in the Notes or herein, the Company's obligations under each such Note shall be secured by a first priority senior security interest in all of the Company's right, title and interest in, to and under all of the Company's tangible and intangible property, whether now owned, licensed or held or hereafter acquired, licensed, developed, held or arising, (the "COLLATERAL"). The rights and remedies of Investor with respect to the senior security interest are in addition to all other rights, powers and remedies that may be available to as a matter of law or equity, and shall be cumulative and concurrent. The exercise by Investor of any one or more of the rights, powers and/or remedies provided for in the Notes, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by any person, including a grantee, of any or all rights, powers and/or remedies.

            (d) Notwithstanding anything to the contrary in this Agreement or any other agreement or document, in the event that the Company is unable to pay and discharge any Note in full on the applicable Maturity Date, subject to compliance with any applicable requirements of the Delaware Uniform Commercial Code, nothing herein or in any Related Recapitalization Document shall be deemed to preclude, limit or restrict Investor from requiring the delivery of some or all of the Collateral in full or partial satisfaction of the Company's obligations under the Notes. Alternatively, Investor may, in its sole discretion, elect to cause some or all of the Collateral to be sold, and the sale proceeds to be used to pay and discharge the Note in full.

      2.3 Amount and Timing of Bridge Funding:

            (a) The initial amounts of Bridge Funding provided by Investor include (i) $100,000 already provided by Investor prior to the Effective Date, for which the applicable notes have been cancelled and re-issued in the forms as attached hereto as Exhibits A-1 and A-2, (ii) $500,000 provided by Investor on the Effective Date, for which a Note in the form of Exhibit A-3 was issued to Investor, (iii) $500,000 provided by Investor on June 11, 2004, for which a Note in the form of Exhibit A-4 was issued to Investor (collectively, the "INITIAL BRIDGE FUNDING"). The Initial Bridge Funding was to cover general operating expenses and certain other expenses

                                       6.

                                                               EXECUTION VERSION

of the Company from the commencement of the Bridge Period through the Amendment Date, as more fully provided herein and in the Notes evidencing the Initial Bridge Funding.

            (b) On the Restatement Date, Investor is providing an additional $2,000,000 of Bridge Funding (the "SUBSEQUENT BRIDGE FUNDING") to cover general operating expenses and certain other expenses of the Company agreed in advance by Investor during the remaining Bridge Period following the period covered by the Initial Bridge Funding. The Subsequent Bridge Funding shall be evidenced by a Note in the form attached hereto as Exhibit A-5 and shall be provided on the terms and conditions set forth herein. The Subsequent Bridge Funding shall be used only for the purposes and in the amounts set forth in the budget included in the Schedule of Exceptions. As provided under Section 2.5 hereof in regard to all Notes, any expenditures of Subsequent Bridge Note funds, and/or any action, promise, undertaking or commitment which would result in the Company incurring or accumulating payables and/or other financial obligations of any kind, whether current or deferred, direct or indirect, for purposes other than as set forth in budgets expressly agreed to by Investor, and/or in any amounts in excess of the amounts set forth in such agreed budgets, which equal or exceed $10,000 in aggregate, and which have not been approved in writing in advance by Investor, shall constitute an Event of Default under the Notes.

            (c) The amounts and timing of any further Bridge Funding after the Subsequent Bridge Funding, if any, shall be determined by mutual agreement between the Company and Investor. Investor's agreement to any such further Bridge Funding shall be in its sole discretion.

      2.4 Conditions to Bridge Funding and Recapitalization Plan:
Notwithstanding anything to the contrary, and, in each case, unless expressly waived in writing in advance by Investor (any such waiver by Investor shall be applicable only as to such closing and shall not be deemed a waiver of such condition as to future closings, if any), and only to the extent expressly waived, at the first closing of Bridge Funding following the Effective Date and, independently, at any subsequent closing of Bridge Funding, Investor's provision of Bridge Funding and/or any other element of the Recapitalization Plan shall be conditional upon and subject to the satisfaction or waiver of each of the following conditions precedent, with each such satisfaction or waiver to be determined by Investor in its sole discretion (including, without limitation, the acceptability to Investor of any exception set forth in a disclosure schedule), on or before the applicable closing date. Investor shall make all such determinations in its sole discretion. The conditions precedent to all closings of Bridge Funding and/or any other element of the Recapitalization Plan shall include the following, unless waived by Investor in its sole discretion:

            (a) the Company to execute this Agreement and all Related Recapitalization Documents, and all such documents and agreements to be in form and in substance satisfactory to Investor;

            (b) the Company to be in compliance with all terms and conditions of this Agreement and all Related Recapitalization Documents that are being or have been executed as of such closing (whether originally executed in connection with such closing or a prior closing), including, without limitation, the confidentiality and exclusivity requirements set forth in Sections 4.1 and 4.12 hereof;

                                       7.

                                                               EXECUTION VERSION

            (c) the Company to re-issue the two prior bridge notes evidencing the $100,000 provided by Investor to date, to conform to the forms of Note attached hereto as Exhibits A-1 and A-2;

            (d) all conditions set forth in the Notes to continue, including without limitation, the covenants;

            (e) the Company to have permitted, and to continue to permit, Investor to serve as the lead in regard to the Bridge Funding and Bridge Period Activities, and in regard to the Anticipated Equity Financing;

            (f) the Company's board of directors to have resolved that a reverse split of its outstanding stock is needed, and that the terms, conditions and timing shall be determined during the Bridge Period as part of the Bridge Period Activities, and shall be reasonably satisfactory to Investor;

            (g) the Company to obtain all necessary creditor and stockholder consents, and any additional consents requested by Investor, and the Company to make all necessary regulatory filings related to this Agreement and the Related Recapitalization Documents and the transactions contemplated thereby, in each case as rapidly as reasonably possible during the Bridge Period;

            (h) all secured creditors of the Company to have executed a subordination agreement, in the form attached hereto as Exhibit E, except for the equipment lessors and holders of statutory liens or landlord liens set forth on Schedule 2.2 hereto;

            (i) each holder of secured convertible promissory notes issued on November 13, 2003 (each a "MANAGEMENT Note" and, collectively the "MANAGEMENT NOTES") shall have executed the notice, consent and waiver in the form attached hereto as Exhibit F;

            (j) each holder of a Management Note shall have executed and delivered the First Amendment to Convertible Secured Promissory Note in the form attached hereto as Exhibit G;

            (k) each holder of a warrant to purchase common shares issued in connection with the Management Notes shall have executed the First Amendment to Warrants to Purchase Common Shares in the form attached hereto as Exhibit H;

            (l) all fees, costs and expenses incurred and/or undertaken by Investor to be satisfied by the Company as provided in Section 4.11 hereof;

            (m) progress toward and/or in the Bridge Period Activities to be satisfactory to Investor;

            (n) the Company to have satisfied all applicable general conditions to closing, as set forth in Section 4.9;

                                       8.
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                                                               EXECUTION VERSION

            (o) the Company to deliver to Investor at each closing of Bridge Funding and each closing of any other element of the Recapitalization Plan an officer's certificate, executed by an authorized and responsible officer of the Company, and certifying that the foregoing conditions have been fulfilled;

            (p) the Company to be in compliance with all conditions, covenants and other provisions contained in the Notes;

            (q) with respect to the Subsequent Bridge Funding only, the Company to have agreed with Investor to extend the Bridge period through the date that is ninety (90) days from and after July 25, 2004 (such ninety (90) days, the "EXTENDED BRIDGE PERIOD"), in contemplation of the Subsequent Bridge Funding;

            (r) with respect to the Subsequent Bridge Funding only, the Company having completed the negotiation of, and executed, one or more contract services agreements, acceptable to Investor, providing for all services necessary for rapid restart of the Company's Phase III prostate cancer trial and Phase II brain cancer trial, including, without limitation, regulatory advisory services and good manufacturing practice (GMP) manufacturing; and

            (s) the Company to have implemented new measures, acceptable to Investor, to ensure that all pre-and post-closing conditions and covenants provided for herein and in the Related Recapitalization Documents are fully satisfied, including, without limitation, to ensure that during the Extended Bridge Period the covenants required by Sections 2.5(c), (d), (e), (g), (h) and
(i) are satisfied.

      2.5 Covenants Related to Bridge Funding and Equity Financing Period: As more fully set forth in the forms of the Notes evidencing the Bridge Funding, during the Bridge Period and for so long as any Bridge Funding remains outstanding, the Company shall comply with certain affirmative and negative covenants including, without limitation, covenants relating to financial matters, handling of intellectual property, issuance of any equity or debt securities, handling of TFF devices, confidentiality and exclusivity, and other material matters. Without limiting the foregoing, during the Bridge Period and the Equity Financing Period, the Company shall:

            (a) coordinate with Investor on the preparation and filing with the SEC of any Exchange Act filings and confidential treatment requests covering any commercially sensitive terms (as determined jointly by the Company and Investor) of this Agreement and any Related Recapitalization Document required to be filed with the SEC under applicable SEC regulations, and the Company shall use its best efforts to obtain confidential treatment of such information from the SEC;

            (b) take all steps reasonably necessary to implement the structure provided in Section 3.3 hereof;

            (c) not hire, engage, retain, or agree to hire, engage or retain, any full or part-time, permanent or temporary employee, consultant, adviser, independent contractor, collaborator, intern or other personnel of any kind (collectively, "PERSONNEL"), except with Investor's express prior written approval, on a case by case basis;

                                       9.

                                                               EXECUTION VERSION

            (d) not enter into, increase, expand, extend, renew or reinstate any severance, separation, retention, change of control or similar agreement with any Personnel (or agree, promise, commit or undertake to do so), except with Investor's prior written approval, on a case by case basis;

            (e) not purchase, lease, hire, rent or otherwise acquire directly or indirectly any rights in or to any asset or facility outside of the ordinary course of business in an amount in excess of $10,000, in aggregate, or agree, promise or commit to do so, except in accordance with the Company's budget that has been approved by the Company's board of directors and the Investor;

            (f) take all steps reasonably necessary to procure the execution and delivery by Dan Wilds of the First Amendment to Warrants to Purchase Common Shares during the thirty (30) day Funded Bridge Period of the Initial Bridge Note;

            (g) make no expenditures in excess of $10,000 in aggregate other than in accordance with a budget pre-approved by Investor;

            (h) report the Company's cash position and all expenditures and agreements, commitments or undertakings for expenditures to Investor on a bi-weekly basis; and

            (i) not deviate, during the period covered by such budget, more than $10,000 in aggregate from the budget included in the Schedule of Exceptions in connection with the Subsequent Bridge Note, nor take any action or make any promise, undertaking or commitment that would result in the Company incurring or accumulating payables and/or other financial obligations of any kind, whether current or deferred, direct or indirect, for purposes other than as set forth in budgets expressly agreed to by Investor, and/or in any amounts in excess of the amounts set forth in such agreed budgets, which equal or exceed $10,000 in aggregate, and which have not been approved in writing in advance by Investor.

      2.6 Modification of Bridge Period:

            (a) Early Termination of Bridge Period: The Bridge Period shall continue until one hundred eighty (180) days after the Effective Date. The Bridge Period may only terminate prior to one hundred eighty (180) days after the Effective Date upon the mutual agreement of the parties.

            (b) Extension of Bridge Period: The Bridge Period may be extended beyond the period of one hundred eighty (180) days after the Effective Date upon the occurrence of one of the following events:

                  (i) mutual agreement of the parties; or

                  (ii) Investor reasonably determines, in its discretion, that further time is needed to complete the Bridge Period Activities, and Investor is willing to provide reasonable additional Bridge Funding for the period of such extension.

      2.7 Conversion of Bridge Funding:

                                      10.

                                                               EXECUTION VERSION

            (a) Automatic Conversion: The Bridge Funding shall automatically convert into Convertible Preferred Stock, upon the terms and conditions set forth herein, in the Notes and in the Convertible Preferred Stock Term Sheet, only in the event, and upon the closing of, the purchase in cash (and not by conversion of debt, exercise of warrants or options, or conversion or exercise of other securities or instruments), on the terms and conditions set forth in the Convertible Preferred Stock Term Sheet, by Other Investors, as defined in the Convertible Preferred Stock Term Sheet, of a minimum of $15 million of Convertible Preferred Stock.

            (b) Discretionary Conversion: Until, and/or in the absence of, the closing of purchases for cash of a minimum of $15 million of Convertible Preferred Stock, by Other Investors, on the terms and conditions set forth herein and in the Convertible Preferred Stock Term Sheet, the determination as to whether to convert any or all of the Bridge Funding into equity shall be made by Investor in its sole discretion. Investor may make such determinations from time to time with regard to any Note and at any time before such Note has been discharged in full, and, as applicable, at any time on or before the expiration of the thirty (30) day notice period required under each Note in the event the Company wishes to prepay such Note. Investor may, in its sole discretion, elect to convert any or all of the principal and/or interest due under each Note into any Equity Security and/or Debt Security (each as defined below) and/or any combination thereof, in each case that Investor shall designate in Investor's sole discretion (the securities so elected being the "INVESTOR DESIGNATED SECURITIES"). For purposes hereof, (i) the term "EQUITY SECURITY" means any class or series of equity security, or any combination of classes and/or series of equity securities, of the Company that have been authorized under the Company's certificate of incorporation, as amended and/or restated, including by any certificate of designation (the "CHARTER"), or any new class or series of equity security, or any combination of new and/or existing classes and/or series of equity securities, of the Company for which the Company has undertaken any agreement, obligation, promise, commitment or letter of intent to obtain such authorization and (ii) the term "DEBT SECURITY" means any evidence of indebtedness of the Company that the Company has authorized, created or incurred, or that the Company has undertaken any agreement, obligation, promise, commitment or letter of intent to authorize, create or incur.

            (c) Information for Investor's Election. The Company shall provide to Investor, within two (2) business days after notice of each request by Investor, all information reasonably requested by Investor in connection with any Equity Securities and/or Debt Securities, to enable Investor to make decisions regarding one or more conversions. In the event that the Company seeks to prepay a Note evidencing Bridge Funding, the Company shall deliver to Investor, simultaneously and together with the notice required under such Note of the Company's interest in prepaying the Note, a summary of all material information, terms and conditions relating to all Equity Securities and Debt Securities (including any "side" letters or agreements or separate agreements).

            (d) Conversion. The conversion price for any conversion pursuant to
Section 2.7(a) shall be the lowest nominal or effective price per share paid by the Other Investors who acquire such Convertible Preferred Stock (with the exception of shares issuable upon exercise of the Initial Bridge Warrants). The conversion price for any conversion into any Equity Security or Debt Security pursuant to Section 2.7(b) shall be the lowest of (i) the lowest nominal or effective price per share paid by any investor at any time on or after the date one year prior to the

                                      11.

                                                               EXECUTION VERSION

Effective Date (with the exception of (x) purchases of up to 35,000 shares of the Company's Common Stock, $0.001 par value ("COMMON STOCK") pursuant to certain options to purchase, at a purchase price of $0.0001, that were outstanding on the Effective Date and held by members of the Board of Directors, as set forth in Schedule 2.7(d), and (y) shares issuable upon the exercise of the Initial Bridge Warrants, each of which shall be excluded from consideration under this section), (ii) the lowest nominal or effective price at which any investor is entitled to acquire shares (including, without limitation, through purchase, exchange, conversion or exercise) pursuant to any other security, instrument, or promise, undertaking, commitment, agreement or letter of intent of the Company outstanding on or after the Effective Date or granted, issued, extended or otherwise made available by the Company at any time on or after the date one year prior to the Effective Date (regardless of whether currently exercisable or convertible) (with the exception of (x) certain options to purchase up to 35,000 shares of Common Stock at a purchase price of $0.0001 that were outstanding on the Effective Date and held by members of the Board of Directors as set forth in Schedule 2.7(d), and (y) the Initial Bridge Warrants, each of which shall be excluded from consideration under this section); and
(iii) the lesser of $0.10 per share or 35% discount to the average closing price per share of the Common Stock during any twenty consecutive trading days (beginning with the twenty consecutive trading days prior to the Effective
Date); provided, however, that in no event shall the price per share calculated pursuant to this clause (iii) be less than $0.04 per share. The calculation required by clause (ii) hereof shall initially be based upon Schedule 2.7(d) hereto. All other rights, preferences, privileges, terms and conditions received by Investor in connection with any conversion and/or any securities issued by the Company to Investor upon conversion, shall be no less favorable to Investor than the rights, preferences, privileges, terms and conditions any other investor in the Company has received or is entitled to receive with respect to the security into which Investor is converting pursuant to any other security, instrument, promise, undertaking, commitment, agreement or letter of intent of the Company, whether or not such rights, preferences, privileges, terms and conditions for any other investor are incorporated into the agreements or documents relating to any conversion or any issuance of the security or other instrument to that investor or are provided separately, at any time on or after one year prior to the Effective Date. In regard to each conversion hereunder, the Company hereby agrees to take and/or arrange for all necessary corporate and related action to enable the execution of each such conversion elected by Investor. Except as set forth on Schedule 2.7(d) hereto, no subscription, warrant, option, convertible security, or other right (direct or indirect, contingent or otherwise) to purchase or otherwise acquire any equity securities of the Company are outstanding or authorized. At each closing of the Bridge Funding and the Anticipated Equity Financing, if any, the Company shall provide Investor with an updated Schedule 2.7(d).

            (e) No Impairment. The Company shall not, by amendment of its Charter or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, omission, or agreement, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by the Company under and/or in connection with any Note evidencing Bridge Funding, but shall at all times in good faith use best efforts to assist in carrying out of all the provisions of and/or relating to such Note and in taking all such action as may be necessary or appropriate to protect Investor's rights, preferences and privileges under and/or in connection with the Note against impairment. The Investor's rights, preferences and privileges granted under and/or in connection with any Note and/or Investor Designated Securities may not be amended, modified or waived without the

                                      12.

                                                               EXECUTION VERSION

Investor's prior written consent, and the documentation providing for such rights, preferences and privileges will specifically provide as such.

            (f) Right of First Refusal: In the event that the Company proposes to authorize or issue any Equity Security and/or Debt Security, Investor shall have a right of first refusal to purchase any or all of such Equity Security and/or Debt Security, through the conversion of any or all of the Notes and the exercise of any or all of the Bridge Warrants for such securities; provided, however, that in the event of automatic conversion of Bridge Funding pursuant to
Section 2.7(a) hereof, Investor's right of first refusal shall relate solely to the purchase of Convertible Preferred Stock. Any such conversion of Notes by Investor would be at the conversion price provided in Section 2.7(d) and any such exercise of the Bridge Warrants would be at the exercise price provided in the applicable Bridge Warrant, in each case irrespective of the purchase price proposed to be paid by any other investor for such securities. This right of first refusal shall apply at each closing of the issuance of any such Equity Security and/or Debt Security, so long as any Notes or Bridge Warrants are outstanding. Such right of first refusal shall apply regardless of whether or not Investor leads or otherwise participates in any such financing. Prior to issuing any Equity Security or Debt Security, the Company shall provide Investor with at least sixty days advance written notice of its intention to issue such securities, which notice shall describe in sufficient detail (to the extent then known) the securities proposed to be issued, the parties to whom the Company proposes to issue such securities and the price at which the securities are proposed to be issued (collectively the "FINANCING TERMS"). The Company shall update Investor with respect to the Financing Terms to the extent that the Financing Terms change or become known to the Company. Once the Financing Terms are fixed, the Company shall provide Investor with a final notice ("FINAL NOTICE") containing all Financing Terms and Investor shall have a period of thirty days to exercise its right of first refusal following delivery of such Final Notice to Investor by the Company. All rights of first refusal provided by this Section 2.7(f) are in addition to, and shall in no way be deemed to limit, offset or supersede, Investor's right of first refusal contained in Section 3.4(d) of this Agreement.

      2.8 Initial Bridge Warrants:

            (a) Issuance of Initial Bridge Warrants. At each closing of Initial Bridge Funding, Investor received a warrant with coverage equal to three hundred percent (300%) of the principal amount due under each Note evidencing the Bridge Funding provided in connection with such closing (collectively, the "INITIAL BRIDGE WARRANTS"). The Company therefore issued $3,300,000 in warrant coverage on the $1,100,000 of Initial Bridge Funding provided prior to the Restatement Date. The number of shares subject to such Initial Bridge Warrants so issued was determined on the basis of $0.05 per share (subject to adjustment for stock splits, stock dividends and the like). The number of shares for which Investor shall initially be able to exercise the Initial Bridge Warrants Investor received for the Initial Bridge Funding shall therefore be 66,000,000 shares.

            (b) Exercise of Initial Bridge Warrants: The Initial Bridge Warrants shall become exercisable on the Restatement Date and continue to be exercisable, in whole or in part, until the dates seven years after issuance, respectively, of such Initial Bridge Warrants. The exercise price of the Initial Bridge Warrants shall be $0.01 per share (subject to adjustment for stock dividends, stock splits, certain dilutive issuances and similar transactions, as provided more

                                      13.

                                                               EXECUTION VERSION

fully in the Initial Bridge Warrants). In the event the Convertible Preferred Stock is approved and authorized, and the terms and conditions are the same as set forth herein and in the Convertible Preferred Stock Term Sheet, and Other Investors have purchased in cash (and not by conversion of debt, exercise of warrants or options, or conversion or exercise of other securities or instruments) a minimum of $15 million of such Convertible Preferred Stock, on the terms and conditions set forth herein and in the Convertible Preferred Stock Term Sheet, then the Initial Bridge Warrants shall be exercisable solely for such Convertible Preferred Stock (subject to Section 5 thereof). However, if, for any reason, such Convertible Preferred Stock is not approved or authorized, and/or is approved or authorized on any terms different than any terms set forth herein and in the Convertible Preferred Stock Term Sheet, and/or if Other Investors have not purchased in cash (and not by conversion of debt, exercise of warrants or options, or conversion or exercise of other securities or instruments) a minimum of $15 million of such Convertible Preferred Stock, on the terms and conditions set forth herein and in the Convertible Preferred Stock Term Sheet, the Initial Bridge Warrants shall be exercisable for any Equity Security and/or Debt Security (each as defined in Section 2.7 hereof) and/or any combination thereof, in each case that Investor shall designate in Investor's sole discretion (the securities so elected being the "INVESTOR DESIGNATED SECURITIES").

            (c) No Impairment. The Company shall not, by amendment of its Charter or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, omission, or agreement, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by the Company under and/or in connection with the Initial Bridge Warrants, but shall at all times in good faith use best efforts to assist in carrying out of all the provisions of and/or relating to such Initial Bridge Warrants and in taking all such action as may be necessary or appropriate to protect Investor's rights, preferences and privileges under and/or in connection with the Initial Bridge Warrants against impairment. The Investor's rights, preferences and privileges granted under and/or in connection with the Initial Bridge Warrants may not be amended, modified or waived without the Investor's prior written consent, and the documentation providing for such rights, preferences and privileges will specifically provide as such.

            (d) Tax Treatment of Initial Bridge Warrants and Notes. The Company and Investor, as a result of arm's length bargaining, agree that the aggregate fair market value of the Notes issued in connection with the Initial Bridge Funding, if issued apart from the Initial Bridge Warrants, is $1,045,000 for such Notes, and the aggregate fair market value of the Initial Bridge Warrants, if issued apart from such Notes, is $55,000. The Company and Investor further agree that all tax filings and records relating to or including this Agreement, the Notes and/or the Initial Bridge Warrants shall be prepared on the basis of, and consistently reflect, the agreed fair market values set forth in this
Section 2.8(d), and the Company shall instruct its accountants and other tax-preparation professionals to prepare all tax filings and returns on the basis of the foregoing.

      2.9 Subsequent Bridge Warrant:

            (a) Issuance of Subsequent Bridge Warrant. On the Restatement Date, Investor shall receive a warrant with coverage equal to one hundred percent (100%) of the principal amount due under the Note evidencing the Subsequent Bridge Funding (the "SUBSEQUENT BRIDGE WARRANT" and, collectively with the Initial Bridge Warrants and the

                                      14.

                                                               EXECUTION VERSION

Preferred Stock Warrants (as defined herein), the "WARRANTS"). The Company shall, therefore, issue $2,000,000 in warrant coverage on the $2,000,000 of Subsequent Bridge Funding provided on the Restatement Date. The number of shares subject to such Subsequent Bridge Warrant to be so issued shall be determined on the basis of $0.10 per share (subject to adjustment for stock splits, stock dividends and the like). The total number of shares for which Investor shall initially be able to exercise the Subsequent Bridge Warrant shall therefore be 20,000,000 shares as of the Restatement Date.

      (b) Exercise of Subsequent Bridge Warrant: The Subsequent Bridge Warrant shall be immediately exercisable upon issuance and continue to be exercisable for a period of seven (7) years after its issuance date. The exercise price of the Subsequent Bridge Warrant shall be the lesser of $0.10 per share (subject to adjustment for stock splits, stock dividends and the like, as provided more fully in the Subsequent Bridge Warrant) and a 35% discount to the average closing price during the twenty trading days prior to the first closing of the sale of Convertible Preferred Stock; provided, however that in no event will the exercise price be less than $0.04 per share (subject to adjustment for stock splits, stock dividends and the like, as provided more fully in the Subsequent Bridge Warrant). In the event the Convertible Preferred Stock is approved and authorized, and the terms and conditions are the same as set forth herein and in the Convertible Preferred Stock Term Sheet, and Other Investors have purchased in cash (and not by conversion of debt, exercise of warrants or options, or conversion or exercise of other securities or instruments) a minimum of $15 million of such Convertible Preferred Stock, on the terms and conditions set forth herein and in the Convertible Preferred Stock Term Sheet, then the Subsequent Bridge Warrant shall be exercisable solely for such Convertible Preferred Stock (subject to Section 5 thereof). However, if, for any reason, such Convertible Preferred Stock is not approved or authorized, and/or is approved or authorized on any terms different than any terms set forth herein and in the Convertible Preferred Stock Term Sheet, and/or if Other Investors have not purchased in cash (and not by conversion of debt, exercise of warrants or options, or conversion or exercise of other securities or instruments) a minimum of $15 million of such Convertible Preferred Stock, on the terms and conditions set forth herein and in the Convertible Preferred Stock Term Sheet, the Subsequent Bridge Warrant shall be exercisable for any Equity Security and/or Debt Security (each as defined in Section 2.7 hereof) and/or any combination thereof, in each case that Investor shall designate in Investor's sole discretion (the securities so elected being the "INVESTOR DESIGNATED SECURITIES").

      (c) No Impairment. The Company shall not, by amendment of its Charter or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, omission, or agreement, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by the Company under and/or in connection with the Subsequent Bridge Warrant, but shall at all times in good faith use best efforts to assist in carrying out of all the provisions of and/or relating to such Subsequent Bridge Warrant and in taking all such action as may be necessary or appropriate to protect Investor's rights, preferences and privileges under and/or in connection with the Subsequent Bridge Warrant against impairment. The Investor's rights, preferences and privileges granted under and/or in connection with the Subsequent Bridge Warrant may not be amended, modified or waived without the Investor's prior written consent, and the documentation providing for such rights, preferences and privileges will specifically provide as such.

                                      15.

                                                               EXECUTION VERSION

      (d) Tax Treatment of Subsequent Bridge Warrant and Note. The Company and Investor, as a result of arm's length bargaining, agree that the fair market value of the Note to be issued in connection with the Subsequent Bridge Funding, if issued apart from the Subsequent Bridge Warrant, is $1,980,000, and the fair market value of the Subsequent Bridge Warrant, if issued apart from such Note, is $20,000. The Company and Investor further agree that all tax filings and records relating to or including this Agreement, the Note to be issued in connection with the Subsequent Bridge Funding and/or the Subsequent Bridge Warrant shall be prepared on the basis of, and consistently reflect, the agreed fair market values set forth in this Section 2.9(d), and the Company shall instruct its accountants and other tax-preparation professionals to prepare all tax filings and returns on the basis of the foregoing.

      2.10 Post-Closing Matters: Following the closing of the Subsequent Bridge Funding, the parties agree to take all steps necessary to amend any Related Recapitalization Document to (i) replace all Notes representing the Initial Bridge Funding with a Note in the form of Exhibit A-5; and (ii) conform any language therein to the language provided herein within ten (10) business days of the Restatement Date. To the extent that any provisions of this Agreement are inconsistent with or in addition to the provisions contained in any Related Recapitalization Document, the provisions hereof shall be controlling.

SECTION 3: ANTICIPATED EQUITY FINANCING

      3.1 Essential Part of Recapitalization Plan: As provided in Section 1.1, hereof, the Company is being recapitalized in two stages under the Recapitalization Plan: first, through Bridge Funding, and thereafter through an Anticipated Equity Financing. The Recapitalization Plan comprises a single integrated plan, and all terms and conditions set forth in this Agreement and the Related Recapitalization Documents - including, without limitation, the Anticipated Equity Financing - are an essential part of the transaction. This integrated structure, with binding agreement between the parties in regard to the Anticipated Equity Financing as well as the Bridge Funding, is necessary to provide adequate consideration to Investor, and is also both necessary and desirable for the Company, in order to provide the resources needed to restart the Company's business, and enable the Company to maintain and build that business on a sustainable basis. The Company shall fully disclose and present the Recapitalization Plan as a single integrated plan in all regulatory filings and all documents relating to shareholder notice and consent in connection with the Recapitalization Plan.

      3.2 Fiduciary Exception: Notwithstanding the binding agreement set forth herein in regard to the Anticipated Equity Financing, that agreement, and the Company's obligations thereunder, shall be subject to a limited fiduciary exception, pursuant to which the Company may respond to or accept a proposal for equity financing or merger, consolidation, business combination or sale of all or substantially all of the Company's assets from another party or parties (each of the foregoing constituting an "ALTERNATIVE EQUITY FINANCING Proposal"), but
(a) only as and to the extent required by applicable law; (b) only in regard to an Alternative Equity Financing Proposal that has not been directly or indirectly solicited by the Company or any of its officers, directors or employees, Soma Partners LLC ("SOMA"), or any advisors, agents or consultants of the Company during the Standstill Period provided in Section 4.1 hereof or during the standstill period provisions described in the Notes and Section 13 of each of the 10% Convertible, Secured Promissory Notes issued by the Company to the Investor, dated as of

                                      16.

                                                               EXECUTION VERSION

February 2, 2004 and March 1, 2004, respectively (an "UNSOLICITED PROPOSAL"), and (c) only if the Board of Directors of the Company provides written certification to Investor that the Alternative Equity Financing Proposal is an Unsolicited Proposal. The Company shall notify Investor of its receipt of any Unsolicited Proposal immediately upon receipt thereof, and shall provide to Investor a copy of such Unsolicited Proposal or a description of all material terms thereof, including the party or parties involved. If the Company's board of directors determines that acceptance of any Unsolicited Proposal is required in order to fulfill its fiduciary obligations, prior to accepting such Unsolicited Proposal, the Company shall notify Investor of its intent to accept such Unsolicited Proposal. Investor shall have twenty-one (21) days from the date it receives such notice from the Company to present a revised proposal of its own to the Company (although Investor shall under no circumstances be obligated to do so), which the Company's board of directors shall fully consider in good faith. In the event that, following the consideration of any revised proposal from Investor or, in the absence of any such revised proposal, following the expiration of twenty-one (21) days, the Company's board of directors determines that acceptance of the Unsolicited Proposal is required in order to fulfill its fiduciary obligations pursuant to this Section 3.2 and the Company has complied with all aspects of this Section 3.2, then the Company shall be under no obligation to proceed with the Anticipated Equity Financing; provided, however, that all other terms and conditions of this Agreement and the Related Recapitalization Documents, including, without limitation, the terms and conditions of any Notes and Warrants issued pursuant to this Agreement, shall remain in full force and effect (with the exception of Sections 2.1, 2.5(b), 2.5(c), 4.6(b), 4.6(d), 4.6(e) and 4.6(h) of this Agreement which shall terminate and be of no further effect). Upon the later of (i) the termination, if applicable, of the Company's obligation to proceed with the Anticipated Equity Financing as described in this Section 3.2, and (ii) the date that no Notes are outstanding, the covenants contained in Section 4.6(f) of this Agreement shall terminate and be of no further effect.

      3.3 Structure: It is the preference of the Company to raise the Anticipated Equity Financing in the form of a private investment in public entity ("PIPE") transaction, with the Company remaining a publicly traded entity. However, the Company acknowledges and agrees that there can be no assurance that it will be reasonably feasible to do so. The Company, with assistance from two investment banks, has tried for two years without success to raise financing through a secondary equity offering or PIPE while remaining a publicly traded entity. In order to raise the necessary follow-on financing to the Bridge Funding, it may be necessary for the Company to do so in connection with, or following, the deregistration of the Common Stock under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"). In order to accommodate the Company's preference for a PIPE transaction, while also providing for the possibility of effecting the follow-on financing in connection with or following deregistration of the Common Stock under the Exchange Act if the latter transaction is either necessary or desirable, the parties agree to the plan set forth below. The parties further agree that the securities to be sold for the Anticipated Equity Financing will be the same Convertible Preferred Stock, on the same terms and conditions as set forth herein, regardless of whether the structure of the Anticipated Equity Financing is (i) a PIPE transaction, (ii) in connection with, or following, the deregistration of the Common Stock under the Exchange Act, or (iii) a combination thereof.

            (a) Initial PIPE: The Company will first seek to sell at least $8 million of the Convertible Preferred Stock through a PIPE transaction. The Company's Board of Directors is

                                      17.

                                                               EXECUTION VERSION

requested not to change until the earlier of: (x) approval by the Company's stockholders of the transactions contemplated by this Agreement and/or the Related Recapitalization Documents; or (y) the expiration of the Bridge Period. In the event such sale through a PIPE transaction is not achieved, and if it reasonably appears that such sale can be achieved in connection with or following the deregistration of the Company's Common Stock under the Exchange Act, the Company will then review the Anticipated Equity Financing with a view to proceeding with such financing in connection with or following the deregistration of the Company's Common Stock under the Exchange Act.

            (b) Regulatory Approval and Shareholder Consent: The Company will fully disclose, in all applicable regulatory filings and all documents relating to shareholder notice and consent, the full Recapitalization Plan.

      3.4 Terms and Conditions: The terms and conditions of the Anticipated Equity Financing shall be as set forth herein and in the Convertible Preferred Stock Term Sheet, which is attached hereto as Exhibit B and incorporated herein by reference. Such terms and conditions include, without limitation, the following:

            (a) Securities To Be Issued: The Anticipated Equity Financing shall consist of the issuance and sale of up to $40 million of Convertible Preferred Stock (including any shares issuable upon conversion of Bridge Funding, but not including any shares issuable upon exercise of warrants, options, and similar instruments or obligations, which shares shall be issued in addition to the issuance and sale of up to $40 million) (the "MAXIMUM ISSUANCE"), in one or more closings over a period of 12 months commencing at the first closing of Convertible Preferred Stock (the "EQUITY FINANCING PERIOD"), so long as the aggregate amount issued and sold (excluding the amounts to be issued upon exercise of warrants, options and similar instruments or obligations) does not exceed the Maximum Issuance. The price per share for such issuance and sale shall be the lesser of $0.10 per share (as adjusted for stock splits, stock dividends and the like) or a 35% discount to the average closing price during the twenty trading days prior to closing; provided, however, that in no event shall the price per share be less than $0.04 per share (as adjusted for stock splits, stock dividends and the like).

            (b) Preferred Warrants: The Company shall issue $8 million in warrant coverage on the first $8 million of Convertible Preferred Stock purchased for cash (the "PREFERRED STOCK WARRANTS"). Preferred Stock Warrants shall not be issued upon conversion of notes, exercise of warrants, or other conversion or exercise. The number of shares issuable upon exercise of warrants to be so issued shall be determined on the basis of $0.10 per share (subject to adjustment for stock splits, stock dividends and the like), and the aggregate number of shares for which the holders of Preferred Stock Warrants shall be able to exercise such Warrants shall therefore be 80,000,000 shares. The exercise price of such Preferred Stock Warrants shall be the lesser of $0.10 per share (subject to adjustment for stock splits, stock dividends and the like) and a 35% discount to the average closing price during the twenty trading days prior to the first closing of the sale of Convertible Preferred Stock; provided, however that in no event will the exercise price be less than $0.04 per share (subject to adjustment for stock splits, stock dividends and the like). The exercise period shall commence upon issuance of the Preferred Stock Warrants, and shall continue for a period of seven (7) years after their respective issuance dates.

                                      18.

                                                               EXECUTION VERSION

            (c) Investor Election to Lead: Investor has elected to serve as the lead to identify and organize Other Investors during the Bridge Period and the Equity Financing Period, and prepare for one or more closings of the Anticipated Equity Financing during the Equity Financing Period.

            (d) Right of First Refusal: Investor shall have a right of first refusal to purchase up to $15 million of the Convertible Preferred Stock. This right of first refusal shall apply at each closing during the Equity Financing Period, until the $15 million amount is reached. Such purchases shall be determined in addition to, and shall not be deemed to include, any purchases of Convertible Preferred Stock by Investor (including its designees) through conversion of Bridge Funding, or exercise of any warrants or similar instruments. Such right of first refusal shall apply regardless of whether or not Investor leads the financing during any part of the Equity Financing Period.

SECTION 4: GENERAL PROVISIONS

      4.1 Standstill and Exclusivity: During the Bridge Period and the Equity Financing Period, as defined herein and in the Convertible Preferred Stock Term Sheet, but excluding the periods from February 18, 2004 through February 29, 2004 and March 16, 2004 through the Effective Date (collectively the "STANDSTILL PERIOD"), the parties shall have worked together, and shall continue to work together, in good faith with best efforts to implement the terms of this Agreement. Except as provided in the fiduciary exception set forth in Section
3.2 hereof, during the Standstill Period the Company and its officers, directors, employees, agents, advisers, consultants, partners and collaborators shall work only with Investor and its agents, advisers and consultants, and shall have had, and shall continue to have, no discussions, negotiations and/or communications of any kind with any other parties, regardless of which party initiates or attempts to initiate any such contact or communication, in regard to any potential equity or debt financing of the Company, and/or any joint venture, license, co-development or other business arrangement, or merger, consolidation, business combination or sale of all or substantially all of the Company's assets, by or with parties other than Investor.

      4.2 Cross-Default: The Company acknowledges that the financing contemplated by this Agreement is part of an integrated Recapitalization Plan, as set forth in this Agreement and the Related Recapitalization Documents. The Company further acknowledges and agrees that this Agreement is subject to all terms and conditions set forth in the Related Recapitalization Documents, and that the Related Recapitalization Documents are subject to all of the terms and conditions of this Agreement. The Company agrees that any default by the Company under any provision of this Agreement or any of the Related Recapitalization Documents will constitute a default under each other Related Recapitalization Document and this Agreement.

      4.3 Termination of Soma Partners: Prior to any closing hereunder, including without limitation the closing of the Initial Bridge Funding hereunder, the Company shall terminate all existing agreements, understandings, commitments and obligations with Soma (other than an existing obligation of $3,000 and obligations under the tail period following termination of the letter agreement between the Company and Soma dated October 15, 2003). Following such termination, the Company shall be permitted (but not required) to negotiate and enter into a new agreement with Soma, provided that the terms and conditions of any such agreement are in

                                      19.

                                                               EXECUTION VERSION

accordance with prevailing market terms, and provided further that the Company obtains the prior written approval of Investor for any such new agreement.

      4.4 Indemnification: The Company will indemnify, defend and hold Investor and each person controlling Investor harmless, to the fullest extent allowed under applicable law, from and against all liabilities, losses, and damages, together with all reasonable costs and expenses related thereto (including, without limitation, reasonable legal and accounting fees and expenses), other than consequential losses or damages, which would not have been incurred if (a) all of the representations and warranties of the Company herein had been true, correct and complete as of each closing, and (b) all of the covenants and agreements of the Company herein had been fully and timely complied with and performed. The Company will pay as incurred to Investor and to each person controlling Investor, all legal and other expenses reasonably incurred in connection with investigating, defending against, and/or settling any such liability, loss or damage.

      4.5 Injunctive Relief: The Company agrees that its breach of this Agreement will cause irreparable harm to the Investor and that monetary damages would not be a sufficient remedy in the event of a breach of the Agreement by the Company. The Company agrees that Investor shall be entitled to seek and obtain injunctive relief and/or specific performance under this Agreement in the event of any such breach. Such remedies shall not be deemed to be exclusive remedies for a breach of this Agreement but shall be in addition to all other remedies available to Investor at law or in equity.

      4.6 Additional Covenants:

            (a) The Company will make, in a timely manner, all filings required by applicable regulatory agencies (whether state or federal), exchanges, markets or other bodies, at the Company's expense, in connection with the transactions contemplated by this Agreement and the Related Recapitalization Documents.

            (b) As soon as practicable after the Effective Date, the Company will use its best efforts to obtain all necessary consents and, if applicable, shareholder votes from its shareholders to implement the transactions contemplated by this Agreement and the Related Recapitalization Documents.

            (c) The Company shall not hire, engage, retain or agree to hire, engage or retain any Personnel, except with Investor's express prior written approval, on a case by case basis;

            (d) The Company shall not enter into, increase, expand, extend, renew or reinstate any severance, retention, separation, change of control or similar agreement with any Personnel, or agree, promise, commit or undertake to do so, without the prior written approval of Investor;

            (e) The Company shall make no expenditures in excess of $10,000 in aggregate other than in accordance with a budget pre-approved by Investor;

                                      20.

                                                               EXECUTION VERSION

            (f) The Company shall report the Company's cash position and all expenditures and commitments for expenditures to Investor on a bi-weekly basis;

            (g) The Company shall not deviate, during the period covered by such budget, more than $10,000 in aggregate from the budget included in the Schedule of Exceptions in connection with the Subsequent Bridge Note, nor take any action or make any promise, undertaking or commitment that would result in the Company incurring or accumulating payables and/or other financial obligations of any kind, whether current or deferred, direct or indirect, for purposes other than as set forth in budgets expressly agreed to by Investor, and/or in any amounts in excess of the amounts set forth in such agreed budgets, which equal or exceed $10,000 in aggregate, and which have not been approved in writing in advance by Investor;

            (h) The Company shall not purchase, lease, hire, rent or otherwise acquire directly or indirectly any rights in or to any asset or facility outside of the ordinary course of business in an amount in excess of $10,000, in aggregate, or agree, promise or commit to do so, except in accordance with the Company's budget that has been approved by the Company's board of directors and the Investor;

            (i) The Company shall comply in all respects with all covenants listed in Section 10 of the Notes. The covenants listed in Section 10 of the Notes are hereby incorporated by reference into this Section 4.6 of this Agreement;

            (j) The Company shall comply in all respects with all covenants listed in Section 3 of the Initial Bridge Warrants. The covenants listed in
Section 3 of the Initial Bridge Warrants are incorporated by reference into this
Section 4.6 of this Agreement;

            (k) The Company shall use its best efforts to obtain, within 30 days of the Effective Date, the written agreement, in a form acceptable to Investor, of each of those stockholders of the Company listed on Schedule 4.6 hereto (the "KEY STOCKHOLDERS") to vote in favor of the approval of this Agreement, the Related Recapitalization Documents and all transactions contemplated hereunder and thereunder, including, without limitation, the approval of an amendment to the Company's Charter in order to authorize sufficient capital stock to permit the Anticipated Equity Financing. Such written agreement of the Key Stockholders shall, without limitation, include a provision whereby each Key Stockholder agrees that it will not take any action in opposition to the transactions contemplated hereby or attempt to frustrate the purposes hereof; and

            (l) The Company shall comply in all respects with all covenants listed in Section 3 of the Subsequent Bridge Warrant. The covenants listed in
Section 3 of the Subsequent Bridge Warrant are incorporated by reference into this Section 4.6 of this Agreement.

      4.7 Representations and Warranties: Except as expressly set forth (with reference to a section in this Agreement) in the Schedule of Exceptions (as updated as of each closing contemplated by this Agreement and the Related Recapitalization Documents) attached hereto as Exhibit I (the "SCHEDULE OF EXCEPTIONS"), and only to the extent such exceptions are acceptable to Investor, in its sole discretion, as of the Effective Date, and independently as of the date upon

                                      21.

                                                               EXECUTION VERSION

which each Note is issued to Investor, and as of the date of each closing, if any, of the Anticipated Equity Financing, the Company represents and warrants to the following:

            4.7.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business, properties, operations, prospects or condition (financial or otherwise).

            4.7.2 Authorization of Agreement, Etc. The execution, delivery and performance by the Company of this Agreement, including the Related Recapitalization Documents, has been duly authorized by all requisite corporate action by the Company in accordance with Delaware law. This Agreement and the Related Recapitalization Documents that are being or have been executed as of such closing are valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application effecting enforcements of creditors' rights or general principles of equity.

            4.7.3 No Conflicts. The execution, delivery, performance, issuance, sale and delivery of this Agreement and the Related Recapitalization Documents, and compliance with the provisions hereof by the Company, will not (a) to the knowledge of the Company, violate any provision of any law, statute, rule or regulation applicable to the Company or any ruling, writ, injunction, order, judgment or decree of any court, arbitrator, administrative agency or other governmental body applicable to the Company or any of its properties or assets or (b) conflict with or result in any material breach of any of the terms, conditions or provisions of, or constitute (with notice or lapse of time or both) a material default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of, any encumbrance upon any of the material assets of the Company under, the Charter or Bylaws of the Company (as they may be amended to date) or any agreement or instrument to which the Company is a party. As used herein, "encumbrance" shall mean any liens, charges, encumbrances, equities, claims, options, proxies, pledges, security interests, licenses or other similar rights of any nature.

            4.7.4 Compliance with Other Instruments. The Company is not in violation of any term of the Company's Charter, as amended, including any certificate of designation filed therewith, and/or the Company's Bylaws. The Company is not, in any material respect, in violation of any term of any mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation to which the Company or any of such Collateral is subject. To the best of the Company's knowledge, no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a breach or violation, in any material respect, under any applicable judgments, orders, writs, decrees, federal, state and/or local laws, rules or regulations which would have a material adverse affect on the condition, financial or otherwise, or operations of the Company (as it is currently conducted and as it is proposed to be conducted) or on any material assets or any Intellectual Property owned, controlled, licensed, possessed, and/or used by the Company. To the best of its knowledge, the Company has avoided every condition, and has not performed any act, the occurrence of which

                                      22.

                                                               EXECUTION VERSION

would result in the Company's loss of any right granted under any license, distribution agreement or other agreement or Intellectual Property.

            4.7.5 Approvals. The Company has obtained all necessary permits, authorizations, waivers, consents and approvals of or by, and made all necessary notifications of and/or filings with, all applicable persons (governmental and private), in connection with the execution, delivery, performance, issuance, sale and/or delivery of this Agreement and the Related Recapitalization Documents, and consummation by the Company of the transactions contemplated hereby and thereby, except as listed in Schedule 4.7.5.

            4.7.6 Capitalization. The authorized capital stock of the Company consists of 125,000,000 shares of Common Stock, par value $0.001 per share and 15,000,000 shares of Preferred Stock, par value of $0.001 per share. As of the date hereof, 19,028,779 shares of Common Stock and no shares of preferred stock of any kind are issued and outstanding. No other shares of any class or series of the Company's capital stock are authorized and/or issued and outstanding. All issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, and are fully paid and non-assessable, and have been offered, sold and delivered by the Company in compliance with all applicable federal and state securities laws. Except as set forth in Schedule 4.7.6, no subscription, warrant, option, convertible security, or other right (direct or indirect, contingent or otherwise) to purchase or otherwise acquire any equity securities of the Company is authorized or outstanding, and there is no agreement, promise, commitment, undertaking or letter of intent of any kind (direct or indirect, contingent or otherwise) by the Company to issue any shares, subscriptions, warrants, options, convertible securities, or other such rights, or to distribute to holders of any of its equity securities any evidence of indebtedness or asset. Except as set forth in Schedule 4.7.6, the Company has no obligation of any kind (direct or indirect, contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. Schedule 4.7.6 includes a true, accurate and complete statement describing the total number of shares of the Company outstanding as of the date of this Agreement (on a fully diluted basis, including, without limitation, all warrants and options outstanding (whether or not currently exercisable), all convertible instruments of any kind (whether or not currently convertible), shares of all classes of stock, and any agreements, promises, commitments, undertakings or letters of intent to issue any of the foregoing.

            4.7.7 Authorization of the Shares. The Company has, or before the first closing of the Anticipated Equity Financing hereunder will have, authorized the issuance and sale of a sufficient number of shares of Convertible Preferred Stock, par value $0.001 per share, and Common Stock of the Company to fully implement the Recapitalization Plan, while maintaining such additional authorized but unissued shares as reasonably determined by Holder to be appropriate. Of such authorized shares, a sufficient number of shares shall be reserved for issuance upon any exercise of the Bridge Warrants and/or Preferred Stock Warrants. If at any time the number of authorized but unissued shares of Convertible Preferred Stock and/or of Common Stock is not sufficient to effect the conversion of all then outstanding convertible Notes and other instruments, and the exercise of all then outstanding warrants, options and similar instruments, then, in addition to such other remedies as may be available to Investor, including, without limitation, the exercise of Investor's right of first refusal set forth in Section 2.7(f)

                                      23.

                                                               EXECUTION VERSION

hereof, the Company shall take such corporate action as may be necessary to increase its authorized but unissued shares of Convertible Preferred Stock and/or Common Stock to such number of shares as will be sufficient for such purposes. Such corporate action shall include, without limitation, obtaining all requisite regulatory approvals and any requisite shareholder approval of any necessary amendment to the Company's Charter.

            4.7.8 Litigation. Except as set forth in Schedule 4.7.8 of the Disclosure Schedule, there is no action, suit, proceeding or investigation pending or, to the knowledge of the Company, currently threatened against the Company, or its officers, directors, advisors, agents, properties, assets or business, in each case relating to the Company. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

            4.7.9 No Liens. Except for liens for the benefit of Investor, created by this Agreement and/or any of the Related Recapitalization Documents, and except as set forth in Schedule 4.7.9 of the Disclosure Schedule, none of the material assets of the Company, including the Collateral, are subject to any existing lien, pledge, security interest or other encumbrance of any kind, direct or indirect, contingent or otherwise.

            4.7.10 Full Disclosure. Notwithstanding any other provision of this Agreement or any Related Recapitalization Document, neither this Agreement, any of the Related Recapitalization Documents nor any exhibit hereto or thereto, nor any written report, certificate, instrument or other information furnished to Investor in connection with the transactions contemplated under and/or in connection with this Agreement and the Related Recapitalization Documents contain any material misstatement (including, without limitation, any material omission), or is misleading in any material respect.

            4.7.11 No Other Security Interests or Other Encumbrances. Except as set forth in Schedule 4.7.11 (and only to the amounts set forth on such schedule), there are no existing security interests, pledges, liens or other encumbrances of any kind, direct or indirect, contingent or otherwise (including without limitation any licensing or partnering arrangements or agreements), in or relating to any assets of the Company, including, without limitation, any Intellectual Property (as defined in the Note) or other Collateral. All existing security interests, pledges, liens or other encumbrances of any kind, other than those set forth in Schedule 4.7.11 hereto (and only to the amounts set forth on such schedule), are subordinate to the security interest established pursuant to the Notes, in accordance with Section 11 thereof, all necessary consents, subordination agreements and waivers, if any, have been obtained, and all amended filings and/or re-filings shall be made immediately upon the Effective Date.

            4.7.12 "Small Business".

            (a) Small Business Status. The Company together with its "affiliates" (as that term is defined in Section 121.103 of Title 13 of Code of Federal Regulations (the "FEDERAL REGULATIONS")) is a "small business concern" within the meaning of the Small Business Investment Act of 1958, as amended (the "SMALL BUSINESS ACT" or "SBIA"), and the regulations promulgated thereunder, including Section 121.301(c) of Title 13, Code of Federal Regulations.

                                      24.

                                                               EXECUTION VERSION

            (b) Information for SBA Reports. The Company has delivered and/or will deliver to Investor certain information, set forth by and regarding the Company and its affiliates in connection with this Agreement, on SBA Forms 480, 652 and Part A and B of Form 1031. This information delivered was true, accurate, complete and correct, and any information yet to be delivered will be true, accurate, complete and correct, and in form and substance acceptable to Investor.

            (c) Eligibility. The Company is eligible for financing by any SBIC Investor pursuant to Section 107.720 of Title 13 of the Federal Regulations.

            4.7.13 Intellectual Property.

            (a) Definitions. "INTELLECTUAL PROPERTY" means all foreign and domestic intangible property and rights, owned, licensed, sub-licensed or otherwise obtained by the Company, including, without limitation, (i) inventions, discoveries and ideas, whether patentable or not, and all patents, registrations and applications therefor, including divisions, continuations, continuations-in-part, requests for continued examination, and renewal applications, and including renewals, extensions and reissues, including without limitation those items referenced on Appendix 2 to Exhibit A of the Note (collectively, "PATENTS"); (ii) confidential and proprietary information, trade secrets and know-how, including without limitation processes, schematics, formulae, drawings, prototypes, models, designs and customer lists (collectively, "TRADE SECRETS"); (iii) all data, slides, observations, and laboratory results, produced by, for or on behalf of the Company, or which the Company has rights to obtain (collectively, "DATA"); (iv) all FDA applications, registrations, filings and other rights (collectively, "FDA RIGHTS") and all data and documentation supporting or relating thereto; (iv) published and unpublished works of authorship, whether copyrightable or not (including, without limitation, databases and other compilations of information), copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof (collectively, "COPYRIGHTS"); (v) trademarks, service marks, brand names, certification marks, collective marks, d/b/a's, Internet domain names, logos, symbols, data, trade dress, assumed names, fictitious names, trade names, and other indicia of origin, all applications and registrations for the foregoing, and all goodwill associated therewith and symbolized thereby, including all extensions, modifications and renewals of same, including without limitation those items referenced on Appendix 1 to Exhibit A of the Note (collectively, "TRADEMARKS");
(vi) all other intellectual property or proprietary rights, including, without limitation, all claims or causes of action arising out of or related to any infringement, misappropriation or other violation of any of the foregoing, including rights to recover for past, present and future violations thereof (collectively, "OTHER PROPRIETARY RIGHTS").

      "INTELLECTUAL PROPERTY CONTRACTS" means all agreements involving, relating to or affecting the Intellectual Property, including, without limitation, agreements granting rights to use the Licensed or Sub-Licensed Intellectual Property, agreements granting rights to use Owned Intellectual Property, confidentiality agreements, Trademark coexistence agreements, Trademark consent agreements and non-assertion agreements.

                                      25.

                                                               EXECUTION VERSION

      "LICENSED OR SUB-LICENSED INTELLECTUAL PROPERTY" means the Intellectual Property that the Company is licensed, sub-licensed or otherwise permitted by other persons or entities to use.

      "OWNED INTELLECTUAL PROPERTY" means the Intellectual Property owned by the Company.

      "REGISTERED" means issued, registered, renewed or the subject of a pending application.

            (b) Schedule 4.7.13 ("INTELLECTUAL PROPERTY") sets forth a true and complete list and summary description of (A) all Registered or material Owned Intellectual Property (each identified as a Patent, Trademark, Trade Secret, Copyright or Other Proprietary Right, as the case may be); (B) all Licensed or Sub-Licensed Intellectual Property and (C) all Intellectual Property Contracts.

            (c) All Intellectual Property is valid, subsisting and enforceable. No Owned Intellectual Property has been canceled, suspended, adjudicated invalid, not maintained, expired or lapsed, or is subject to any outstanding order, judgment or decree restricting its use or adversely affecting or reflecting the Company's rights thereto. No Licensed or Sub-Licensed Intellectual Property has been canceled, suspended, not renewed or extended, adjudicated invalid, not maintained, expired or lapsed, or is subject to any outstanding order, judgment or decree restricting its use or adversely affecting or reflecting the Company's rights thereto.

            (d) The Owned Intellectual Property is owned exclusively by the Company and has been used with all patent, trademark, copyright, confidential, proprietary and other Intellectual Property notices and legends prescribed by law or otherwise permitted.

            (e) No suit, action, reissue, reexamination, public protest, interference, opposition, cancellation or other proceeding (collectively, "SUIT") is pending or threatened concerning any claim or position:

                  (i) that the Company, or another person or entity, has violated any Intellectual Property rights. To the Company's best knowledge, the Company is not violating and has not violated any intellectual property rights of any other party.

                  (ii) that the Company, or another person or entity, has breached any Intellectual Property Contract. There exists no event, condition or occurrence which, with the giving of notice or lapse of time, or both, would constitute a breach or default by the Company, or a breach or default by another person or entity, under any Intellectual Property Contract. No party to any Intellectual Property Contract has given the Company notice of its intention to cancel, terminate or fail to renew any Intellectual Property Contract.

                  (iii) that the Intellectual Property has been violated or is invalid, unenforceable, unpatentable, unregisterable, cancelable, not owned or not owned exclusively by the Company. No such claim has been threatened or asserted. To the Company's best knowledge, no valid basis for any such Suits or claims exists.

                                      26.

                                                               EXECUTION VERSION

            (f) To the Company's best knowledge, no other person or entity is violating, infringing upon or claiming rights incompatible with the Company's rights to any Intellectual Property. The Company has provided to Investor and all Other Investors copies of all information reasonably available to it relevant to intellectual property rights claimed by third parties and possible infringement thereof including, without limitation, any freedom to practice or freedom to operate opinions.

            (g) The Company owns or otherwise holds valid rights to use all Intellectual Property used in its business.

            (h) The Company has timely made all filings and payments with the appropriate foreign and domestic agencies and other parties required to maintain in full force and effect all Intellectual Property. Except as set forth on
Schedule 4.7.13, no due dates for filings or payments concerning the Intellectual Property (including, without limitation, office action responses, affidavits of use, affidavits of continuing use, renewals, requests for extension of time, maintenance fees, application fees and foreign convention priority filings) fall due within ninety (90) days prior to or after the closing, whether or not such due dates are extendable. The Company is in compliance with all applicable rules and regulations of such agencies and other parties with respect to the Intellectual Property. All documentation necessary to confirm and effect the Intellectual Property, if acquired from other persons or entities, has been recorded in the United States Patent and Trademark Office, the United States Copyright Office and other official offices.

            (i) The Company has undertaken and consistently implemented best efforts to protect the secrecy, confidentiality and value of all non-public Intellectual Property used in its business (including, without limitation, entering into appropriate confidentiality agreements with all officers, directors, employees and other persons or entities with access to such non-public Intellectual Property). Company management has not disclosed any such non-public Intellectual Property to any persons or entities other than (i) Company employees or Company contractors who had a need to know and use such non-public Intellectual Property in the ordinary course of employment or contract performance, or (ii) prospective customers, and in each case who executed appropriate confidentiality agreements.

            (j) The Company has taken all reasonable measures to confirm that no current or former Company employee is or was a party to any confidentiality agreement or agreement not to compete that restricts or forbids, or restricted or forbade at any time during such employee's employment by the Company, such employee's performance of the Company's business, or any other activity that such employee was hired to perform or otherwise performed on behalf of or in connection with such employee's employment by the Company.

            4.7.14 SEC Filings; Financial Statements.

            (a) The Company has delivered or made available to Investor accurate and complete copies of all registration statements, proxy statements and other statements, reports, schedules, forms and other documents filed by the Company with the SEC since January 1, 2003, and all amendments thereto (the "COMPANY SEC DOCUMENTS"). Except as set forth on Schedule 4.7.14, all statements, reports, schedules, forms and other documents required to have

                                      27.

                                                               EXECUTION VERSION

been filed by the Company with the SEC have been so filed on a timely basis. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (b) The financial statements (including any related notes) contained in the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material in amount), and (iii) fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its consolidated subsidiaries for the periods covered thereby.

            4.7.15 Liabilities. The Company has no accrued, contingent and/or other liabilities of any nature, either mature or immature, as of the Restatement Date other than (i) tax liabilities to the State of Washington in the maximum amount of $492,000, (ii) amounts payable to Cognate and (iii) future lease payments to Benaroya Capital Co. LLC for the Company's premises lease not yet due, in the aggregate in excess of $450,000, of which $325,000 are currently due payables, $69,000 are the aggregate balances of capital leases payable in monthly installments in the amounts set forth in the budget included in the Schedule of Exceptions through the first calendar quarter of 2006, decreasing thereafter, the last of which is fully amortized in May 2007, and $55,000 are accrued vacation and sick pay.

            4.7.16 Compliance with All Standstill Provisions. The Company has complied in all respects with all standstill, exclusivity and confidentiality provisions of (a) this Agreement, the Notes and the Related Recapitalization Documents, (b) Section 13 of that certain 10% Convertible, Secured Promissory Note by and between the Company and Investor dated as of February 2, 2004 and
(c) Section 13 of that certain 10% Convertible, Secured Promissory Note by and between the Company and Investor dated as of March 1, 2004.

      4.8 Representations and Warranties of Investor: Investor hereby represents and warrants to the Company, as of the Effective Date and, independently as of the date upon which each Note is issued to Investor that subject to, and based in part on, the Company's representation and warranty in Section 4.7.10 hereof,

            (a) Investor has conducted its own due diligence review of the Company and received copies or originals of all documents it has requested from the Company; Notwithstanding the foregoing, this representation shall not in any way be deemed to prohibit, limit, restrict or otherwise impact Investor's rights to indemnification, and/or to any other rights

                                      28.

                                                               EXECUTION VERSION

or remedies available at law or equity, from the Company and its affiliates in the event of a breach by the Company of any representation, warranty, covenant or other term hereof or of any Related Recapitalization Document; and

            (b) Investor is aware of the Company's financial prospects and acknowledges that the sources of repayment of the Notes and the payment of Investor's fees, costs and expenses pursuant to Section 4.11 are limited to additional capital raised in bridge or other debt financing, the Anticipated Equity Financing or other future financing transaction or foreclosure of the Collateral.

      4.9 Conditions to Closing: Notwithstanding anything to the contrary, and, in each case, unless expressly waived in writing in advance by Investor (any such waiver by Investor shall be applicable only as to such closing and shall not be deemed a waiver of such condition as to future closings, if any), and only to the extent expressly waived, all closings contemplated under this Agreement and the Related Recapitalization Documents shall be conditional upon and subject to the satisfaction or waiver of each of the following conditions precedent, with each such satisfaction or waiver to be determined by Investor in its sole discretion (including, without limitation, the acceptability to Investor of any exception set forth in a disclosure schedule), on or before the applicable closing date. Investor shall make all such determinations in its sole discretion. These conditions are in addition to the conditions set forth in
Section 2.4. The conditions precedent to each closing under this Agreement and the Related Recapitalization Documents shall include the following, unless waived by Investor in its sole discretion:

            (a) Performance of Obligations. The Company has in all material respects performed all obligations and agreements and complied with all covenants and other items contained in the Agreement and the Related Recapitalization Documents required to be performed or fulfilled on or before the applicable closing date.

            (b) Representations True and Complete. All of the representations and warranties made by the Company in the Agreement and the Related Recapitalization Documents true, correct and complete, with no material inaccuracies or omissions, as of the applicable closing date.

            (c) No Material Adverse Change. There has been no change that has had or could reasonably be expected to have a material adverse effect on the business, affairs, prospects, operations, properties, assets, liabilities, structure or condition, financial or otherwise, of the Company (as such business is presently conducted and/or as it is proposed to be conducted) (a "MATERIAL ADVERSE EFFECT") since December 31, 2003.

            (d) Proceedings. All corporate and other proceedings, and all documents applicable to the transactions involved in the purchase and sale of any securities issued or to be issued under this Agreement or the Related Recapitalization Documents, are satisfactory in substance and form to Investor and, if applicable Other Investors), and Investor and its counsel and Other Investors (as applicable) and their respective counsel have received all such counterpart originals or certified or other copies of such documents as they may have requested including, without limitation, the following:

                                      29.

                                                               EXECUTION VERSION

                  (i) The Company's Charter (including any amendments, restatements and certificates of designation thereto) filed with and certified by the Delaware Secretary of State;

                  (ii) A certificate, as of the most recent practicable date prior to or on the applicable closing date, as to the corporate good standing of the Company, issued by the Delaware Secretary of State and any other applicable state tax department;

                  (iii) The Bylaws of the Company, certified by the Secretary of the Company as of the applicable closing date;

                  (iv) The resolutions of the Board of Directors of the Company authorizing and approving all matters in connection with this Agreement and the Related Recapitalization Documents and the transactions contemplated hereby and thereby, certified by the Secretary of the Company as of the applicable closing date.

                  (v) As applicable, the resolutions of the Company's stockholders or stockholder vote, certified by the Secretary of the Company, of the stockholders approving any matter in connection with this Agreement and/or the Related Recapitalization Documents upon which the stockholders are required to vote under applicable law as of any applicable closing date whereby such stockholder approval would be necessary to issue securities due at such closing date or otherwise effectuate such closing.

            (e) Executed Agreements. The Company will have executed, delivered and maintained in force this Agreement and the Related Recapitalization Documents.

            (f) Due Diligence. The Company will have provided prior to the applicable closing date all due diligence information requested by Investor or any Other Investor, and/or necessary to enable such investor to complete a thorough due diligence review and obtain a complete and accurate understanding of the business, operations, prospects, assets, liabilities, structure, legal aspects and condition, financial or otherwise, of the Company.

            (g) No Severance Agreements. The Company will not have entered into, increased, expanded, extended, or renewed any severance, separation, retention, change of control or similar agreement with any employee, or agreed, promised or committed to do so, within the six month period prior to any closing hereunder, without the prior written approval of Investor.

            (h) Termination of Soma Partners. The Company shall deliver to Investor written evidence satisfactory to Investor that all existing agreements with Soma have been terminated, and that the Company has notified Soma that Investor was not introduced to the Company by Soma and that in accordance with
Section 7 of the letter agreement by and between Soma and the Company, dated as of October 15, 2003, Soma is not entitled to any compensation (cash or securities) from the Company by virtue of any investment by Investor in the Company (other than an existing obligation of $3,000).

            (i) Board Certification of Shares Outstanding. The Board of Directors of the Company shall deliver to the Investor a certified statement detailing, to the best of the board's

                                      30.

                                                               EXECUTION VERSION

knowledge, the total number of shares of the Company outstanding as of the date of each closing (on a fully-diluted basis, including, without limitation, all shares of stock of all series and classes, all options, warrants, convertible instruments of any kind (whether or not exercised or converted as the case may be), and any promises, commitments, agreements, undertakings or letters of intent to issue any of the foregoing).

            (j) Bridge Funding Conditions. The Company has complied with all of the Closing Conditions of Bridge Funding as listed in Section 2.4 hereof.

            (k) Officer's Certificate. The Chief Executive Officer of the Company, or other officer of the Company acceptable to Investor in Investor's sole discretion, will deliver to Investor at each closing a certificate certifying that the conditions specified in this Section 4.9 (other than actions to be taken by parties other than the Company or existing shareholders) have been fulfilled. For each subsequent closing, there shall have been no material inaccuracy or omission in any certificate delivered to Investor pursuant to this
Section 4.9(k) on the Effective Date or at any closing occurring after the Effective Date.

            (l) The Board of Directors of the Company shall have amended the Stockholder Rights Agreement (the "RIGHTS AGREEMENT") dated as of February 26, 2002 between the Company and Mellon Investor Services LLC, as Rights Agent such that (i) Investor, Other Investors, and their respective affiliates shall be excluded from the definition of the "ACQUIRING PERSON" thereunder (and any additional, conforming changes that are deemed necessary to prevent the transactions contemplated hereby from triggering the occurrence of a "DISTRIBUTION DATE" thereunder) and (ii) the Rights Agreement may not be further amended without the consent of Investor except in the event that the Company's obligation to effect the Anticipated Equity Financing is terminated pursuant to
Section 3.2 hereof.

            (m) The Company shall have obtained the written agreement, in a form acceptable to Investor, of each Key Stockholder (as listed in Schedule 4.6 hereto) to vote in favor of the approval of this Agreement, the Related Recapitalization Documents and all transactions contemplated hereunder and thereunder, including, without limitation, the approval of an amendment to the Company's Charter in order to authorize sufficient capital stock to permit the Anticipated Equity Financing. Such written agreement of the Key Stockholders shall, without limitation, include a provision whereby each Key Stockholder agrees that it will not take any action in opposition to the transactions contemplated hereby or attempt to frustrate the purposes hereof.

      4.10 SBA Matters. The Company acknowledges that Investor has informed the Company that it is a Federal licensee or sub-licensee under the Small Business Investment Act ("SBIA") and a participant in the Small Business Investment Company ("SBIC") program of the United States Small Business Administration ("SBA") and, as such, in its business and investment activities is required to comply with the SBIA and all regulations, advice, direction and guidance applicable to SBIC's. In addition, such laws and regulations also require certain practices on the part of the companies in which Investor makes investments, including but not limited to those requirements specifically enumerated in this Agreement. So long as Investor holds any securities of the
Company:

                                      31.

                                                               EXECUTION VERSION

            (a) The Company will not change the nature of its business activity in a manner that would cause a violation of Sections 107.720 and/or 107.760(b) of Title 13 of the Code of Federal Regulations (including, without limitation, by undertaking real estate, film production or oil and gas exploration activities). In the event that the Company changes the nature of its business activity such that such change would render the Company ineligible for financing pursuant to applicable SBA rules and regulations, the Company agrees to use its best efforts to facilitate a transfer or redemption of any securities then held by Investor.

            (b) The Company will at all times comply with the non-discrimination requirements of Parts 112, 113 and 117 of Title 13 of the Code of Federal Regulations.

            (c) Promptly after the end of each fiscal year (but in any event prior to February 28 of each year), and at such other times as Investor may reasonably request, the Company will deliver to Investor a written assessment, in form and substance satisfactory to Investor, of the economic impact of Investor's financing hereunder, specifying the full-time equivalent jobs created or retained in connection with such investment, and the impact of the financing on the Company's business in terms of revenues and profits and on taxes paid by the Company and its employees.

            (d) The Company will provide to Investor and any Other Investor that is a participant in a SBIC (each, an "SBIC INVESTOR") all financial information required by such SBIC Investor, on a timely basis, including without limitation, its quarterly and annual balance sheets and income statement. Such financial information will be certified by a member of management of the Company at least annually. Financial information required will also include such information as is necessary for such SBIC Investor to file Form 468 with the SBA. The Company will also provide on a timely basis any other information reasonably requested or required by any governmental agency asserting jurisdiction over Investor. The Company agrees to allow SBA examiners access to the Company's books and records, as reasonably required by such examiners, in connection with their annual audits of Investor or for any other legitimate purposes reasonably related to the investment of the SBA in Investor. The Company will also provide, in good faith and in a timely manner, all other assistance and cooperation reasonably required to enable any SBIC or SBIC Investor to make all necessary filings and comply with all applicable SBA and SBIC-related requirements.

            (e) The proceeds from the sale of securities (including, without limitation, the Notes, Bridge Warrants, Preferred Stock Warrants and/or shares of Convertible Preferred Stock) to any SBIC Investor (the "PROCEEDS"), shall be used by the Company for its growth, modernization and/or expansion and/or for general corporate purposes as permitted by applicable SBA rules and regulations.

      4.11 Fees; Expenses The Company shall pay, reimburse or otherwise satisfy, upon demand of Investor, all fees, costs and expenses incurred and/or undertaken, and to be incurred and/or undertaken, by Investor relating to the preparation for, development of and implementation of the Recapitalization Plan set forth in this Agreement, including, without limitation, all due diligence expenses and all expenses relating to the Bridge Funding, the Anticipated Equity Financing and the transactions contemplated hereby and the documentation of all of the foregoing (including, without limitation all legal fees and expenses and costs

                                      32.

                                                               EXECUTION VERSION

incurred and to be incurred in connection with any SBA filings), which shall be satisfied by the Company upon Investor's demand, including but without limitation upon each closing of the Bridge Funding or Anticipated Equity Financing. This obligation shall apply regardless of whether or not all of the transactions contemplated in this Agreement close. At each closing of Bridge Funding or Anticipated Equity Financing, at Investor's sole discretion, and with respect to any or all of such fees, costs and expenses accrued through such closing, the Company shall (a) pay Investor in cash concurrently with such closing (or at Investor's sole discretion, Investor may withhold such amount from the wire of investment proceeds), (b) issue a Note in the form of Exhibit A-5 in principal amount equal to such fees, costs and expenses (which at Investor's option may instead be evidenced as an increase in the principal amount of any Note issued in connection with such closing); or (c) treat such fees, costs and expenses as an unsecured payable. At any time following such closing, Investor may require any amounts that it elected to have the Company treat as unsecured amounts payable to be paid in cash or satisfied by issuance of a Note in the principal amount of some or all of such unsecured obligation.

      4.12 Confidentiality. Notwithstanding the fiduciary exception set forth in
Section 3.2 hereof, during the Standstill Period the Company and its officers, directors, employees, agents, advisers, consultants, partners and collaborators shall maintain confidentiality, and shall not provide copies, excerpts, summaries or descriptions, or communicate in any way with any third parties, either directly or indirectly, as to any aspects of the recapitalization of the Company and/or any financing by Investor, including, without limitation, the identity of the parties involved, any terms of this Agreement and/or the Related Recapitalization Documents, the Convertible Preferred Stock or any other matter relating to the recapitalization of the Company or the progress or status of any activities or processes relating to the recapitalization of the Company; provided, however, nothing herein shall prohibit the Company from filing this Agreement and any Related Recapitalization Document with the Securities and Exchange Commission (the "SEC"), if required by the regulations of the SEC (subject to the covenant in Section 2.5(a) hereof).

      4.13 Miscellaneous:

            (a) Counterparts. This Agreement may be executed in counterparts, each of which when so executed and delivered will constitute a complete and original instrument but all of which together will constitute one and the same agreement, and it will not be necessary when making proof of this Agreement or any counterpart thereof to account for any counterpart other than the counterpart of the party against whom enforcement is sought.

            (b) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law. Each party to this Agreement hereby irrevocably and unconditionally agrees that any legal action, suit or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby will be brought in any federal or state court located in Delaware, and hereby irrevocably and unconditionally expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and hereby irrevocably and unconditionally waives any claim (by way of motion, as a defense or otherwise) of improper venue, that it is not subject personally to the jurisdiction of such court, that such courts are an inconvenient forum or that this Agreement or the subject matter may not be enforced in or by

                                      33.

                                                               EXECUTION VERSION

such courts. Each party hereby irrevocably and unconditionally consents to the service of process of any of the aforementioned courts in any such action, suit or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth or provided for in Section 4.13(c) of this Agreement, such service to become effective upon delivery, in accordance with Section 4.13(c) below. Nothing herein contained will be deemed to affect the right of any party to serve process in any manner permitted by law or commence legal proceedings or otherwise proceed against any other party in any other jurisdiction to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section.

            (c) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to be effective upon delivery when delivered (a) personally; (b) by facsimile, provided a copy is mailed on the same day by overnight delivery with a nationally recognized overnight delivery service; (c) by overnight delivery with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications will be, in the case of Investor;

                                    Linda F. Powers
                                    Managing Director
                                    Toucan Capital Corp.
                                    7600 Wisconsin Ave, 7th floor
                                    Bethesda, MD 20814
                                    Tel: 240-497-4060
                                    Fax: 240-497-4065
                                    lpowers@toucancapital.com

                                    And in the case of the Company:

                                    Northwest Biotherapeutics, Inc.
                                    Attention:  Alton Boynton
                                    22322 20th Avenue, SE, Suite 150
                                    Bothell, Washington 98021
                                    Fax: 425-608-3009

or at such other address and facsimile number as the receiving party will have furnished to the sending party in writing. Each party will provide five (5) business days' prior written notice to the other parties of any change in address or facsimile number.

            (d) Survivability. The representations, warranties, covenants and agreements made herein will survive any investigation made by or on behalf of the Investor or the Company, and will survive for two years after the applicable closing date.

            (e) Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof will inure to the benefit of, and be binding upon, the respective successors, assigns, heirs, executors and administrators of the parties hereto. Notwithstanding anything to the contrary in this Agreement or the Related Recapitalization Documents, Investor may transfer or assign all or any portion of its rights under this Agreement and the other Related

                                      34.

                                                               EXECUTION VERSION

Recapitalization Documents to any person or entity, or designate another party to exercise all or any portion of Investor's rights under this Agreement and the other Related Recapitalization Documents, so long as such transfer or assignment is permissible under applicable federal and state securities laws. Without limiting the generality of the foregoing, all representations, warranties, covenants and agreements benefiting Investor will inure to the benefit of any and all subsequent holders from time to time of the Notes, the Bridge Warrants, Preferred Stock Warrants, the shares of Convertible Preferred Stock contemplated by this Agreement, and any Debt Securities and/or Equity Securities issued or issuable upon exercise or conversion of any of the foregoing.

            (f) Entire Agreement; Amendments. This Agreement (including the Schedules and Exhibits hereto, which are an integral part of this Agreement) and the Related Recapitalization Documents constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Except as otherwise expressly provided herein, neither this Agreement, the Related Recapitalization Documents nor any term hereof or thereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and Investor. Notwithstanding anything to the contrary, no provision that applies to any person or entity specifically designated by name will be amended, waived, discharged or terminated without the express written consent of such named person or entity. Also notwithstanding anything to the contrary, this Agreement and/or the other Related Recapitalization Documents will be amended as and to the extent necessary to comply with the Small Business Investment Act and all regulations, advice, direction and guidance applicable to SBICs.

            (g) Interpretation. All pronouns and any variations thereof will be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons or entity or entities may require. All references to "$" or dollars herein will be construed to refer to United States dollars. The titles of the Sections and subsections of this Agreement are for convenience or reference only and are not to be considered in construing this Agreement.

            (h) Rights, Separability. In case any provision of this Agreement or the Related Recapitalization Documents will be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

                            [SIGNATURE PAGE FOLLOWS]

                                      35.

                                                               EXECUTION VERSION

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the Restatement Date.

                                                 NORTHWEST BIOTHERAPEUTICS, INC.

                                                 By: /s/ Alton Boynton
                                                     --------------------------
                                                 Name: Alton Boynton

                                                 Title: President

                                                 TOUCAN CAPITAL FUND II, LP

                                                 By: /s/ Linda F. Powers
                                                     --------------------------
                                                 Name:  Linda F. Powers
                                                 Title:  Managing Director

                                                               EXECUTION VERSION

                                   EXHIBIT A-1
                                     FORM OF
     $50,000 LOAN AGREEMENT, SECURITY AGREEMENT AND 10% CONVERTIBLE, SECURED
                      PROMISSORY NOTE DATED APRIL 26, 2004


[Incorporated by reference to Exhibit 10.6 to the Company's Annual Report on Form 10-K filed on May 14, 2004.]

                                                               EXECUTION VERSION

                                   EXHIBIT A-2
                                     FORM OF
     $50,000 LOAN AGREEMENT, SECURITY AGREEMENT AND 10% CONVERTIBLE, SECURED
                      PROMISSORY NOTE DATED APRIL 26, 2004

[Incorporated by reference to Exhibit 10.7 to the Company's Annual Report on Form 10-K filed on May 14, 2004.]

                                                               EXECUTION VERSION
                                   EXHIBIT A-3
                                     FORM OF
    $500,000 LOAN AGREEMENT, SECURITY AGREEMENT AND 10% CONVERTIBLE, SECURED
                      PROMISSORY NOTE DATED APRIL 26, 2004

[Incorporated by reference to the Exhibit 10.8 to the Company's Annual Report on Form 10-K filed on May 14, 2004.]

                                                               EXECUTION VERSION

                                   EXHIBIT A-4
                                     FORM OF
    $500,000 LOAN AGREEMENT, SECURITY AGREEMENT AND 10% CONVERTIBLE, SECURED
                      PROMISSORY NOTE DATED JUNE 11, 2004

[Incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed on June 22, 2004.]

                                                               EXECUTION VERSION

                                   EXHIBIT A-5
                                     FORM OF
       $2,000,000 LOAN AGREEMENT, SECURITY AGREEMENT AND 10% CONVERTIBLE,
                  SECURED PROMISSORY NOTE DATED JULY 30, 2004

                       [Filed herewith as Exhibit 10.2.]

                                                               EXECUTION VERSION

                                    EXHIBIT B
                     CONVERTIBLE PREFERRED STOCK TERM SHEET

[Incorporated by reference to Exhibit 10.5 to Company's Annual Report on Form 10-K filed on May 14, 2004.]

                                                               EXECUTION VERSION

                                    EXHIBIT C
                   INITIAL BRIDGE WARRANT DATED APRIL 26, 2004


                       [Filed herewith as Exhibit 10.9.]

                                                               EXECUTION VERSION

                                   EXHIBIT C-1
                   INITIAL BRIDGE WARRANT DATED JUNE 11, 2004

                       [Filed herewith as Exhibit 10.8.]

                                                               EXECUTION VERSION

                                    EXHIBIT D
                         FORM OF PREFERRED STOCK WARRANT

[Incorporated by reference to Exhibit 10.10 to the Company's Annual Report on Form 10-K filed on May 14, 2004.]

                                                               EXECUTION VERSION

                                    EXHIBIT E
                             SUBORDINATION AGREEMENT

[Incorporated by reference to Exhibit 10.11 to the Company's Annual Report on Form 10-K filed on May 14, 2004.]

                                                               EXECUTION VERSION

                                    EXHIBIT F
                           NOTICE, CONSENT AND WAIVER

[Incorporated by reference to Exhibit 10.4 to the Company's Annual Report on Form 10-K filed May 14, 2004.]

                                                               EXECUTION VERSION

                                    EXHIBIT G
             FIRST AMENDMENT TO CONVERTIBLE SECURED PROMISSORY NOTE

[Incorporated by reference to Exhibit 10.12 to the Company's Annual Report on Form 10-K filed May 12, 2004.]

                                                               EXECUTION VERSION

                                    EXHIBIT H
              FIRST AMENDMENT TO WARRANTS TO PURCHASE COMMON SHARES

[Incorporated by reference to Exhibit 10.3 to the Company's Annual Report on Form 10-K filed May 12, 2004]

                                                               EXECUTION VERSION

                                    EXHIBIT I
                             SCHEDULE OF EXCEPTIONS

                                                               EXECUTION VERSION

                                    EXHIBIT J
                            SUBSEQUENT BRIDGE WARRANT

                       [Filed herewith as Exhibit 10.7.]